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                                                                    Exhibit 23.1
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated January 22, 2001 (Except with respect to the matter discussed in Notes 2(j) and 8(b) as to which the date is March 5, 2001) included in Cytyc Corporation's Form 10-K for the year ended December 31, 2000 and to all reference to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP



Boston, Massachusetts
November 30, 2001